Exhibit E
Rule 24 Reporting Requirement No. 6

                                                      Part I


----------------------------------------------------------- ---------------- ---------------------------------------------
 DISSOLUTIONS, INCORPORATIONS, STOCK OWNERSHIP CHANGES,          DATE                           REASON
                           ETC.
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron Wind Hellas S.A. - Construction Management Services   7/05/2004        Placed in hands of Greek liquidators - not
                                                                             under Enron's control.
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron Wind Hellas S.A. - Operation and Maintenance          7/05/2004        Placed in hands of Greek liquidators - not
Services                                                                     under Enron's control.
----------------------------------------------------------- ---------------- ---------------------------------------------
Bora Bora Z, L.L.C.                                         7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Fiji Z, L.L.C.                                              7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron International Funding L.L.C.                          7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
S-Present, L.L.C.                                           7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
S-Past, L.L.C.                                              7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Psyche, L.L.C.                                              7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Maui II, L.L.C.                                             7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
St. Lucie Development Company, L.L.C.                       7/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Artesia Technologies, Inc.                                  7/14/2004        Sold or otherwise divested
----------------------------------------------------------- ---------------- ---------------------------------------------
MEB - 1, L.L.C.                                             7/15/2004        Revoked (estimated date)
----------------------------------------------------------- ---------------- ---------------------------------------------
MEB - II, L.L.C.                                            7/15/2004        Revoked (estimated date)
----------------------------------------------------------- ---------------- ---------------------------------------------
Eugene Offshore Holdings, LLC                               7/15/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Tres Caballos LLC                                           7/15/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Cedar Hills Power, LLC                                      7/15/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Millennium Powergen Company, LLC                            7/15/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Newton Development Company Limited Partnership              7/20/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Blue Ox Power Marketing LLC                                 7/20/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Lone Star Land Development GP Company LLC                   7/20/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Lone Star Land Development LP Company LLC                   7/20/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Lone Star Land Development Company Limited Partnership      7/20/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Prisma Energy Brazil Power Holdings Ltd.                    7/23/2004        Incorporation
----------------------------------------------------------- ---------------- ---------------------------------------------
Lodgian, Inc.                                               7/27/2004        Sold
----------------------------------------------------------- ---------------- ---------------------------------------------
Dais-Analytic, Inc.                                         7/28/2004        Sold
----------------------------------------------------------- ---------------- ---------------------------------------------
Komag, Incorporated                                         7/29/2004        Sold
----------------------------------------------------------- ---------------- ---------------------------------------------
RADR EMP, L.L.C.                                            8/06/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron CASH Company No. 6, L.L.C.                            8/06/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Danno III, L.L.C.                                           8/06/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron Capital & Trade Europe Finance LLC                    8/06/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Compania Anonima Luz y Fuerza Electricas de Puerto Cabello  8/11/2004        Sold
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron Bahrain Gas Operations LLC                            8/16/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Exide Technologies                                          8/30/2004        Sold or otherwise divested
----------------------------------------------------------- ---------------- ---------------------------------------------
PEI Accroven Services B.V.                                  8/31/2004        New Prisma acquisition
----------------------------------------------------------- ---------------- ---------------------------------------------
Enron Generation Company, L.L.C.                            9/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
ECT-PR-C, L.L.C.                                            9/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Athens Green Land Development, L.L.C.                       9/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
ERC Acquisition Company, LLC                                9/07/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
6281753 Canada Inc. fka Stadacona Forest Products Company   9/08/2004        Merged out of existence
----------------------------------------------------------- ---------------- ---------------------------------------------
PSL Holdco 1 Inc., fka Stadacona Holdco 1 Inc.              9/08/2004        Merged out of existence
----------------------------------------------------------- ---------------- ---------------------------------------------
PSL Holdco 2 Inc., fka Stadacona Holdco 2 Inc.              9/08/2004        Merged out of existence
----------------------------------------------------------- ---------------- ---------------------------------------------
PSL Holdco 1 Inc., fka Stadacona Holdco 3 Inc..             9/08/2004        Merged out of existence
----------------------------------------------------------- ---------------- ---------------------------------------------
Danno II, L.L.C.                                            9/10/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Blackbird I, LLC                                            9/10/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Grampian LLC                                                9/10/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Quail Energy, L.P.                                          9/14/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Turnstone, L.L.C.                                           9/16/2004        Dissolved
----------------------------------------------------------- ---------------- ---------------------------------------------
Mutual/data/lists/U5A changes (Rule 24 Quarterly Report) - 07012004-09302004.doc


Exhibit E
Rule 24 Reporting Requirement No. 6




                                     Part II

                   Summary of Whitewing Structure Settlement\1
                   ------------------------------------------

         In April 2004, the Whitewing Structure settlement ("Whitewing Settlement") was consummated between Enron Corp. and (i) the Official Committee of Unsecured Creditors appointed in Enron's Bankruptcy case, (ii) Oaktree Capital Management, LLC, as general partner and investment manager of identified funds and accounts, (iii) National Indemnity Company, (iv) AEGON USA Investment Management LLC, as investment manager for identified funds, (v) Pacific Investment Management Company LLC, as investment manager for identified funds,
(vi) Principal Global Investors LLC, as investment manager for identified funds,
(vii) The Bank of New York, as successor in interest to United States Trust Company of New York, as Indenture Trustee and Securities Intermediary on behalf of all holders of Osprey Notes, and (viii) certain identified entities in the Whitewing structure.

         Pursuant to the Whitewing Settlement, Enron (i) allowed a $3.6 billion unsecured claim of the Indenture Trustee, (ii) paid $75 million in cash for expenses and as settlement consideration, (iii) dismissed a preference action against certain parties, and (iv) gave certain releases. In consideration therefor, (i) Enron received the interests of Osprey Trust in Whitewing Management LLC and Whitewing Associates LP, entities which indirectly own Whitewing's interests in structure assets, (ii) certain claims against Enron were withdrawn or modified, and (iii) Enron received certain releases.

         As a result of the Whitewing Settlement, Enron, through its subsidiaries, became the sole holder of: (i) Whitewing's interest in structure assets, with an estimated value ranging from $855 million to $1.25 billion, which should facilitate the disposition of such assets, and (ii) approximately $3.0 billion in claims against Enron, which should facilitate the extinguishment or other resolution of such claims. Enron also avoided certain litigation by the settling parties and clarified certain rights and liabilities of the Estate.




____________________
/1 Information concerning the Whitewing Structure Settlement disclosed herein was not included in the Rule 24 Report for the period ending June 30, 2004.